UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2014

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue, Xianyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                         Change in Registrant’s Certifying Accountant

Resignation of Clement C.W. Chan & Co.

On October 19, 2014, Clement C.W. Chan & Co. tendered its resignation as Biostar Pharmaceuticals, Inc.’s independent registered public accounting firm (“Clement”). Clement’s resignation will be effective as of November 15, 2014, following the Company’s filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014. Clement’s resignation as the Company’s independent auditors followed the Company’s determination to engage another independent auditing firm. The foregoing determination by the Company was made upon approval and recommendation of the Audit Committee of the Board.

Clement reported on the Company’s financial statements for the years ended as of December 31, 2013 and 2012, respectively. The Clement reports on the Company’s financial statements for such fiscal periods as of December 31, 2013 and 2012, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles except that the Clement report on the Company’s financial statements for the fiscal year ended December 31, 2012 contained a going concern qualification, noting that there was uncertainty whether the Company was able to continue as a going concern as it depended on (1) whether the Company was able to re-establish customer confidence and to generate sales to a sustainable level and (2) the Company’s ability to collect outstanding accounts receivables.  During the Company’s two most recent fiscal years ended December 31, 2013 and the interim period through the effective date of Clement’s resignation, (i) there were no disagreements with Clement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Clement’s satisfaction, would have caused Clement to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such year, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Clement with a copy of the foregoing disclosures and requested that it furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of Mazars CPA Limited

On October 19, 2014, the engagement of Mazars CPA Limited (“Mazars”), located at 42nd Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong, as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2014 was reviewed, recommended and approved by the Audit Committee, and will be effective as of November 15, 2014.

As previously reported, on January 8, 2013, Mazars tendered its resignation as the Company’s then independent registered public accounting firm following the Company’s inability to negotiate lower fees for Mazars’ services and the Company’s decision to engage another independent registered public accounting firm. During its engagement, Mazars reported on the Company’s financial statements for the years ended December 31, 2011 and 2010, respectively. The Mazars reports on the Company’s financial statements for such fiscal periods as of December 31, 2011 and 2010, respectively, and for the fiscal years ended December 31, 2011 and 2010, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Also, during the Company’s fiscal years ended December 31, 2012 and 2011, respectively, and the interim period through the effective date of Mazars’ resignation, (i) there were no disagreements with Mazars on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Mazars’ satisfaction, would have caused Mazars to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such year, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01                            Financial Statements and Exhibits

(d)              Exhibits.

16.1              Clement Letter dated October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chairman and CEO

Date:           October 23, 2014